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                                                                      EXHIBIT 11

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES

                                                                      QUARTER ENDED JUNE 30,  SIX MONTHS ENDED JUNE 30,
                                                                     -----------------------  -------------------------
                                                                        2000         1999         2000         1999
                                                                     ----------   ----------   ----------   ----------
                                                                     (unaudited)  (unaudited)  (unaudited)  (unaudited)
Numerator:
     Numerator for basic earnings per share -
       income attributable to common stockholders.................   $  107,000   $  357,000   $  267,000   $2,062,000

   Effect of dilutive securities .................................           --           --           --           --
                                                                     ----------   ----------   ----------   ----------
                                                                             --           --           --           --
                                                                     ----------   ----------   ----------   ----------
     Numerator for diluted earnings per share -
       income attributable to common
       stockholders after assumed conversions ....................   $  107,000   $  357,000   $  267,000   $2,062,000
                                                                     ==========   ==========   ==========   ==========

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares .....................................    8,912,000    8,888,000    8,904,000    8,888,000

   Effect of dilutive securities:
     Employee stock options and warrants .........................      100,000       17,000      178,000       20,000
                                                                     ----------   ----------   ----------   ----------
   Dilutive potential common shares ..............................      100,000       17,000      178,000       20,000
                                                                     ----------   ----------   ----------   ----------
     Denominator for diluted earnings per share
       - adjusted weighted-average shares and
       assumed conversions .......................................    9,012,000    8,905,000    9,082,000    8,908,000
                                                                     ==========   ==========   ==========   ==========

Earnings per share:
   Basic .........................................................   $      .01   $      .04   $      .03   $      .23
                                                                     ==========   ==========   ==========   ==========
   Diluted .......................................................   $      .01   $      .04   $      .03   $      .23
                                                                     ==========   ==========   ==========   ==========